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                                                                   Exhibit 10.28

                                PROMISSORY NOTE
                            SECURED BY DEED OF TRUST


NOTICE:  THIS PROMISSORY NOTE PROVIDES FOR A BALLOON PAYMENT.


$400,000.00                              San Mateo, California
                                         June 7, 2000



     For value received, the undersigned, Rod M. Witmond ("Employee") and Linda
D. Witmond (collectively, "Borrower") promise to pay to E-Stamp Corporation, a Delaware corporation ("E-Stamp"), or order, at 850 Saginaw Drive, Redwood City, California 94063 or such other place as E-Stamp may designate in writing from time to time, the principal sum of Four Hundred Thousand Dollars ($400,000.00), in lawful money of the United States of America, without abatement, demand, deduction, setoff or counterclaim.

     1.   Payment.
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          a.      This Promissory Note shall be payable in full on the earlier of (i) ninety (90) days following the termination of Employee's employment with E-Stamp, or (ii) the fifth anniversary of the date hereof (the "Due Date"). Notwithstanding the provisions of subparagraph 1(a)(i) above to the contrary, if during the term of this Promissory Note, E-Stamp either merges with or sells substantially all of its assets to an independent third party entity ("Business Combination"), and such successor entity terminates Employee's employment without cause within three months following such Business Combination, the Due Date will be extended to the first anniversary of the Business Combination.

          b. Notwithstanding any provision of this Promissory Note to the contrary, Borrower's obligation to pay principal under this Promissory Note shall be forgiven in an amount equal to Two Hundred Thousand Dollars ($200,000.00) if, during the term of this Promissory Note, Employee is terminated without cause as a result of a reduction in force by E-Stamp. This paragraph 1(b) shall not apply following a Business Combination.

          c. Notwithstanding any provision of this Promissory Note to the contrary, so long as Employee remains employed by E-Stamp during the term of this Promissory Note, Borrower's obligation to pay principal under this Promissory Note shall be forgiven in an amount equal to One Hundred Thousand Dollars ($100,000.00) on the fifth anniversary of the date hereof.

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     2.   Purpose of Loan.  Borrower acknowledges and agrees that E-Stamp is
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making this loan to Borrower for the purpose of purchasing that certain property located at 526 Newville Drive, Los Gatos, California 95032 (the "Residence") in connection with the relocation of Employee to the area of E-Stamp's corporate offices. The interest-free nature of this Promissory Note is conditioned on the future performance of substantial services by Employee. Borrower hereby certifies to E-Stamp that it reasonably expects to itemize deductions for each year that principal and/or interest are outstanding under this Promissory Note.

     3.   Default.  In the event that Borrower fails to pay any amount due under
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this Promissory Note as and when due or to timely perform any other obligation of Borrower under this Promissory Note and/or the Deed of Trust (as defined below), E-Stamp may, at its option, declare the entire principal sum under this Promissory Note immediately due and payable. In the event that E-Stamp exercises this option or the principal balance of this Promissory Note otherwise becomes due and payable, all principal then outstanding under this Promissory Note shall thereafter bear simple interest at the lesser of ten percent (10%) per annum or the maximum rate permitted by law. Failure to exercise this option shall not constitute a waiver of E-Stamp's right to exercise the same with respect to any prior or subsequent defaults.

     4.   Tax Liability.  In the event that Borrower's obligation to pay any
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principal and/or interest under this Promissory Note is forgiven, Borrower shall be responsible for all income and payroll taxes associated therewith. The forgiveness of principal will be in lieu of any other severance benefits that Employee may be entitled to receive in connection with such a reduction in force.

     5.   Security.  Borrower's obligations under this Promissory Note shall be
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secured by that certain deed of trust of even date herewith ("Deed of Trust")
encumbering the Residence.

     6.   Due on Sale.
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The Deed of Trust includes a due on sale provision, which provides as follows:

          "In the event Trustor, without the prior written consent of Beneficiary, sells, agrees to sell, transfers or conveys its interest in the real property or any part thereof or any interest therein, Beneficiary may at its option declare all sums secured hereby immediately due and payable. Consent to one such transaction shall not be deemed to be a waiver of the right to require such consent to future or successive transactions. The terms "Trustor" and "Beneficiary" include their successors."

     7.   Miscellaneous.  If any provision of this Promissory Note shall be
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invalid or unenforceable for any reason, the same shall be ineffective, but the remainder of this

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Promissory Note shall not be affected thereby and shall remain in full force and effect. If any legal action or proceeding is required to enforce or interpret any provision of this Promissory Note, the Deed of Trust or any other agreement or instrument now or hereafter executed by Borrower in connection herewith or securing the performance of Borrower's obligations hereunder, the prevailing party shall be entitled to payment by the other party upon demand of all costs of collection and reasonable attorneys' fees incurred by that party. Time is of the essence of each and every obligation of Borrower hereunder. Presentment and demand for payment, notice of dishonor, protest and notice of protest are hereby waived by Borrower. If the Due Date falls on a Saturday, Sunday or legal holiday, then the Due Date shall be extended to the next business day. None of the terms or provisions of this Promissory Note may be waived, altered, modified or amended except by a writing signed by E-Stamp and Borrower. The provisions of this Promissory Note shall be governed by the internal laws of the State of California without regard to conflicts of interest principles. If more than one borrower executes this Promissory Note, the obligations of each such borrower shall be joint and several. The covenants, terms and conditions hereof shall bind the heirs, successors and assigns of Borrower and shall inure to the benefit of the successors and assigns of E-Stamp.

          IN WITNESS WHEREOF, Borrower has executed this Promissory Note as of the date first set forth above.


                                   BORROWER:


                                   /s/ Rod M. Witmond  6/7/00
                                   --------------------------
                                   Rod M. Witmond



                                   /s/ Linda D. Witmond by
                                   Rod M. Witmond as Attorney in fact
                                   6/7/00
                                   ------
                                   Linda D. Witmond

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